UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 30, 2023 (May 23, 2023)

Vecta Inc.

(Exact name of registrant as specified in its charter)

Maryland	46-3001280
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

One World Trade Center, Suite 8500, New York, NY	10007
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 212-280-1000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
(Not Applicable)	(Not Applicable)	(Not Applicable)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01. Changes in Registrant’s Certifying Accountant.

Effective May 23, 2023, the Audit Committee of the Board of Directors (the “Board”) of Vecta Inc. (the “Company”) approved the engagement of Marcum LLP (“Marcum”) as the Company’s independent accounting firm for the year ending December 31, 2023. The engagement of Marcum followed the resignation of Fontanella Associates LLC (“Fontanella”), the Company’s former independent accounting firm.

The reports of Fontanella on the Company’s financial statements as of and for the year ended December 31, 2021 and as of and for the seven months ended December 31, 2022 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. During the years ended December 31, 2021 and 2022 and through May 22, 2023, there were no disagreements with Fontanella on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which if not resolved to Fontanella’s satisfaction, would have caused it to make reference to the subject matter of the disagreement in connection with its reports on the Company’s financial statements, and there have been no reportable events as described in Item 304(a)(1)(v) of Regulation S-K.

The Company provided Fontanella with a copy of this Current Report on Form 8-K prior to its filing with the Securities and Exchange Commission (“SEC”) and requested that Fontanella furnish the Company with a letter addressed to the SEC stating whether Fontanella agrees with the above statements. A copy of the letter, dated May 30, 2023, is filed as Exhibit 16.1 to this Current Report on Form 8-K and incorporated herein by reference.

During the fiscal years ended December 31, 2022 and 2021, and through May 22, 2023, neither the Company, nor anyone on its behalf, consulted with Marcum regarding the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered by Marcum on the Company’s financial statements or any matter that was either the subject of a “disagreement,” as described in Item 304(a)(1)(iv) of Regulation S-K, or any “reportable events,” as defined in Item 304(a)(1)(v) of Regulation S-K.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Principal Officers.

On May 23, 2023, the Board of the Company, upon the recommendation of its Nominating and Corporate Governance Committee, appointed Avery Weisz and Jeffrey Zwick as directors of the Company.

The Board has not yet determined on which committees of the Board Messrs. Zwick and Weisz will serve.

Mr. Zwick is a founding partner of Jeffrey Zwick & Associates, P.C., an internationally recognized law firm representing a broad range of clients in connection with the development, ownership, and financing of real estate projects. Mr. Zwick’s expertise includes large-scale development, mixed-use, commercial, retail, and residential real estate projects. Mr. Zwick holds a degree in accounting from Touro College, a Master’s in Business Administration from Baruch College and a Juris Doctor from Brooklyn Law School.

Mr. Weisz is the managing principal and founder of Levon Capital LLC, an asset based lending platform and investment firm. Mr. Weisz has over 15 years of experience in commercial real estate bridge lending, structuring equity deals for various real estate purchases and restructuring debt with borrowers and developers of all property types and classes.

There are no transactions that would be required to be reported under Item 404(a) of Regulation S-K, and there are no arrangements or understandings between Messrs. Zwick and Weisz and any other person pursuant to which they were selected as directors.

For their service on the Board, each of Messrs. Zwick and Weisz will receive compensation as a director in accordance with the Company’s non-employee director compensation practices described under the “Director Fees” section of Item 11 (Executive Compensation) of Amendment No. 1 to the Company’s Annual Report on Form 10-K/A for the year ended December 31, 2022 filed with the Securities and Exchange Commission on April 28, 2023.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
16.1	Letter, dated May 30, 2023 from Fontanella Associates LLC to the Securities and Exchange Commission, regarding change in certifying accountant of the Company.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VECTA INC.

Dated: May 30, 2023	By:	/s/ Fredrick Schulman
	Name:	Fredrick Schulman
	Title:	Chairman, President and Chief Executive Officer